Exhibit (99) to Form 8-K


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information with respect to the disposition of the Van Camp business should be read in conjunction with historical financial statements contained in the Company's Annual Report on Form 10-K as of June 30, 1994 and the Quarterly Report on Form 10-Q as of March 31, 1995. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the Van Camp business been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

The unaudited pro forma combined balance sheet presents the consolidated financial position assuming that the disposition of the Van Camp business occurred on March 31, 1995. The unaudited pro forma combined income statements for the year ended June 30, 1994 and for the nine months ended March 31, 1995 present the consolidated results of operations assuming that the disposition of the Van Camp business occurred as of July 1, 1993. The Van Camp business disposition was completed on June 8, 1995.

Pro Forma Adjustments

The amounts included in the Van Camp Business column on the following balance sheet reflect the assets sold and written-off and liabilities assumed, including inventories, prepaid assets, property, plant and equipment and accrued vacation liability. Deferred income taxes have been reclassified to current liabilities. The amounts included in the Van Camp Business column on the following income statements reflect the direct activity of the business, including net sales and direct cost of goods sold, advertising and merchandising expenses, and other general direct expenses of the business. Pretax income has been tax effected at the statutory rates for those periods.

The separate pro forma adjustments column on the balance sheet reflects the estimated after-tax proceeds from the sale, $94.4 million less estimated income taxes of $19.0 million, as an increase in amounts Due from The Quaker Oats Company. This column also reflects the estimated after-tax gain on the sale of the Van Camp business. The separate pro forma adjustments column on the income statements reflects the increase in interest income as a result of the after-tax proceeds on the sale increasing amounts Due from The Quaker Oats Company. Interest income has been calculated using the the interest rate the Company receives on amounts due from Quaker. If the interest rate were one-eighth of one percent different, pro forma interest income would change by less than $100,000 in both the year ended June 30, 1994 and the nine months ended March 31, 1995.












                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF MARCH 31, 1995


                                  Stokely-                   Pro
                                    Van          Van        Forma      Pro
                                   Camp,         Camp      Adjust-    Forma
                                    Inc.       Business     ments    Combined


Dollars in Millions
Assets
Current Assets:
Cash and cash equivalents          $ 16.7      $            $         $ 16.7
Due from The Quaker Oats Company    435.3                     75.4     510.7
Trade accounts receivable -
  net of allowances                  88.9                               88.9
Inventories                          73.1       (13.1)                  60.0
Other current assets                 19.2       ( 0.4)                  18.8
     Total Current Assets           633.2       (13.5)        75.4     695.1

Other Assets                          5.6         0.6                    6.2

Property, plant and equipment       242.2       (60.2)                 182.0
  Less accumulated depreciation      78.4       (26.0)                  52.4
     Property - Net                 163.8       (34.2)                 129.6

Total Assets                       $802.6      $(47.1)       $75.4    $830.9



See accompanying notes to unaudited pro forma combined financial information.

                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF MARCH 31, 1995


                                  Stokely-                   Pro
                                    Van          Van        Forma      Pro
                                   Camp,         Camp      Adjust-    Forma
                                   Inc.        Business     ments    Combined
Dollars in Millions
Liabilities and Shareholder's Equity
Current Liabilities:
Trade accounts payable             $ 46.2      $             $        $ 46.2
Other current liabilities            85.7        2.0                    87.7
  Total Current Liabilities         131.9        2.0                   133.9

Long-term Debt                        0.6                                0.6
Other Liabilities                    36.0                               36.0
Deferred Income Taxes                 2.1       (2.1)                    ---

Redeemable Preference and
  Preferred Stock                    15.3                               15.3

Common Shareholders' Equity:
Common stock                          3.6                                3.6
Additional paid-in capital           68.7                               68.7
Reinvested earnings                 565.3                     28.4     593.7
Treasury common stock              ( 20.9)                            ( 20.9)
  Total   Common
    Shareholders' Equity            616.7                     28.4     645.1

Total Liabilities and
   Shareholders' Equity            $802.6      $(0.1)        $28.4    $830.9


See accompanying notes to unaudited pro forma combined financial information.

                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                            FOR THE YEAR ENDED JUNE 30, 1994




                                  Stokely-                   Pro
                                    Van          Van        Forma       Pro
                                   Camp,         Camp      Adjust-     Forma
                                   Inc.        Business     ments    Combined

Dollars in Millions
Net sales                        $1,077.0    $(143.8)       $         $933.2
Cost of goods sold                  553.4     ( 88.4)                  465.0
Gross profit                        523.6     ( 55.4)                  468.2
Selling, general and
   administrative expenses          406.6     ( 38.2)                  368.4
Restructuring charges                 9.4     (  9.3)                    0.1
Interest (income) - net            ( 13.0)                    (4.7)   ( 17.7)
Income before income taxes          120.6     (  7.9)          4.7     117.4
Provision for income taxes           50.2     (  3.2)          1.9      48.9

Net income                       $   70.4    $(  4.7)       $  2.8    $ 68.5



See accompanying notes to unaudited pro forma combined financial information.












                    UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                      FOR THE NINE MONTHS ENDED MARCH 31, 1995



                                  Stokely-                  Pro
                                    Van          Van        Forma       Pro
                                   Camp,         Camp      Adjust-     Forma
                                    Inc.       Business     ments    Combined


Dollars in Millions (Except Per Share Data)
Net sales                          $689.2       $(78.1)      $          $611.1
Cost of goods sold                  372.6        (48.8)                  323.8
Gross profit                        316.6        (29.3)                  287.3
Selling, general and
   administrative expenses          296.7        (20.7)                  276.0
Interest (income) - net            ( 15.6)                    (3.5)     ( 19.1)
Income before income taxes
   and cumulative effect of
   accounting change                 35.5        ( 8.6)        3.5        30.4
Provision for income taxes           12.8        ( 3.4)        1.4        10.8

Income before cumulative
   effect of accounting change     $ 22.7       $( 5.2)      $ 2.1      $ 19.6






See accompanying notes to unaudited pro forma combined financial information.
